PROSEPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated December 20, 2006)	Registration No. 333-138109

1,760,174 Shares of Common Stock

This prospectus supplement supplements the prospectus dated December 20, 2006 filed pursuant to Rule 424(b)(3) (the “Prospectus”) relating to the offer and sale by the selling security holders identified therein of up to 1,760,174 shares of common stock.

This prospectus supplement is comprised of our Current Reports on Form 8-K and amendments thereto filed since the Prospectus. The dates of filing of the incorporated reports are January 3, 2007, January 9, 2007, March 6, 2007 (exhibits excluded), March 30, 2007, April 2, 2007 and April 12, 2007.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is April 16, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 28, 2006

ACORN FACTOR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Route 17, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2006 the Registrant entered into letter agreements with officers John A. Moore, President and Chief Executive Officer, and Michael Barth, Chief Financial Officer, which modify the exercise prices of certain stock options previously granted to them. By the terms of the letter agreements the exercise prices of the stock options were increased to the fair market value of the Registrant’s common stock on the original date of grant. As a result, the exercise prices of the options have been modified as follows:

Optionee	Original Grant Date	Original Exercise Price	Modified Exercise Price

John A. Moore	March 27, 2006	$2.00	$2.60

John A. Moore	March 27, 2006	$2.25	$2.60

Michael Barth	July 21, 2006	$2.65	$3.00

Except as so modified the terms of the options remain as originally reported.

The modifications to the stock options were made pursuant to transition relief provided under Internal Revenue Code Section 409A and the regulations thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of January 2007.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name:	Sheldon Krause
Title:	Secretary and General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 28, 2006

ACORN FACTOR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Route 17, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 28, 2006, the Board of Directors of the Registrant approved the terms of a $300,000 loan from John A. Moore, President and Chief Executive Officer of the Registrant. The loan will bear interest at the rate of 9.5% (based on a rate of 1% over prime) and will be repayable with accrued interest on June 30, 2007. The proceeds of the loan will be used for working capital.

Repayment of the loan shall be accelerated to the extent that the Registrant raises net proceeds (i) in any equity or debt financing or (ii) from the sale of any of its shares of stock in its Comverge Inc. equity affiliate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of January 2007.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name:	Sheldon Krause
Title:	Secretary and General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2006

ACORN FACTOR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Route 17, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2006, our dsIT Solutions Ltd. subsidiary (“dsIT”) granted options to purchase 3,914 of its ordinary shares, to senior management and employees of dsIT (including an option to purchase 569 ordinary shares that was granted to Michael Barth, Chief Financial Officer of both dsIT and the Registrant) under a newly adopted Key Employee Stock Option Plan (the “Plan”). The options were granted with an exercise price of NIS 1.00 per share and are exercisable for a period of seven years. The options were fully vested and exercisable at the date of grant. If all options were exercised, the Registrant’s equity interest in dsIT would be diluted from 80% to 58%.

On the same date, dsIT granted options to purchase 2,260 of its ordinary shares to senior management and employees of dsIT (including an option to purchase 190 ordinary shares granted to Michael Barth with an exercise price of $105.26) at exercise prices ranging from NIS 1.00 to $126.05 per share and are exercisable for a period of seven years. These options vest and become exercisable only upon the occurrence of either an initial public offering of dsIT or a merger, acquisition, reorganization, consolidation or similar transaction involving dsIT. If these options were also exercised, the Registrant’s equity interest in dsIT would be further diluted to approximately 50%.

The purpose of the Plans and corresponding grants is to provide incentives to key employees of dsIT to further the growth, development and financial success of dsIT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of January 2007.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name:	Sheldon Krause
Title:	Secretary and General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2007

ACORN FACTOR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Route 17, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Plans:

On February 8, 2007 the Board of Directors of the Registrant (the “Board”) approved the adoption of both (i) the Acorn Factor, Inc. 2006 Stock Incentive Plan and (ii) the Acorn Factor, Inc. 2006 Stock Option Plan for Non-Employee Directors.

Acorn Factor, Inc. 2006 Stock Incentive Plan (the “Incentive Plan”).

The Incentive Plan allows for grants and awards from time to time to employees, officers, directors, and third party service providers, of cash and stock-based awards, including, stock options, restricted stock, and stock appreciation rights. A total of 400,000 shares of the Registrant’s Common Stock, par value $.01 per share (the “Common Stock”), are available for grant or award under the Incentive Plan.

The Incentive Plan is to be administered by either the full Board or an option committee appointed by the Board. Any grants or awards under the Incentive Plan must be made at fair market value and are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Acorn Factor, Inc. 2006 Stock Option Plan for Non-Employee Directors (the “Outside Director Plan”).

The Outside Director Plan provides for formula grants to non-employee directors as follows:

-
A grant of 25,000 shares of Common Stock upon first election or appointment to the Board. Vesting as to the purchase of one-third of the shares on each of the three anniversaries following the date of election or appointment.

-
A grant of 7,500 shares of Common Stock to each non-employee director immediately following each Annual Meeting of Stockholders, other than non-employee director first elected to the Board within the four months immediately preceding and including such meeting. Vesting on the date that is one year from the date of the meeting.

In addition to the above formula grants, the non-employee directors are eligible for grants at the discretion of the Board. The terms of any discretionary grants are to be set by the Board. A total of 200,000 shares are available for use in the plan. All grants shall be made at the fair market value of the shares of Common Stock on the date immediately preceding the date of grant.

Both the Stock Incentive Plan and the Outside Director Plan shall terminate on February 8, 2017.

Grant of Options to Certain Officers.

On February 26, 2007, the Board approved the following grants:

-
John A. Moore, President and CEO, was granted an option to purchase 60,000 shares of Common Stock at a price of $4.53 per share. The option vested as to two-thirds on the date of grant, the final third to vest on March 30, 2009, subject to acceleration upon the occurrence certain events.

-
Michael Barth, CFO and Chief Accounting Officer, was granted an option to purchase 6,000 shares of Common Stock at 4.53 per share. The option vested as to one-third on the date of grant, the remainder to vest as to one-third on each of December 31, 2007 and December 31, 2008.

The grants are intended to compensate Mr. Moore and Mr. Barth for the loss of value to previously granted options resulting from an increase in the exercise price of such options in compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The vesting terms are identical to those of the previously granted options.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Acorn Factor, Inc. 2006 Stock Option Plan for Non-Employee Directors

10.2	Acorn Factor, Inc. 2006 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of March 2007.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name:	Sheldon Krause
Title:	Secretary and General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 27, 2007

ACORN FACTOR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Route 17, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On March 30, 2007 the Registrant issued a press release announcing its financial results for the year ended December 31, 2006. The press release is filed as Exhibit 99.1 hereto.

Section 8 - Other Events

Item 8.01 Other Events

On March 27, 2007 the Registrant issued a press release announcing that its equity affiliate, Comverge, Inc., had begun distributing preliminary prospectuses in anticipation of its upcoming initial public offering. The press release is filed as Exhibit 99.2 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 30, 2007
99.2	Press Release dated March 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of November 2006.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name:	Sheldon Krause
Title:	Secretary and General Counsel

Exhibit 99.1

NEWS

CONTACT:	Terri MacInnis, Dir. of Investor Relations
Bibicoff & Associates, Inc. 818.379.8500
terrimac@bibicoff.com

ACORN FACTOR, INC ANNOUNCES YEAR END RESULTS

MAHWAH, NEW JERSEY - MARCH 30, 2007 - Acorn Factor, Inc. (OTCBB: ACFN) today announced financial results for the year ended December 31, 2006.

The results for the year ended December 31, 2006 reflect the sale in March 2006 of the Company’s Databit Inc. subsidiary and its computer hardware sales business. Under applicable accounting principles, the results of this business have been reclassified in the current period and for all prior periods as a discontinued operation. The condensed results of these operations are presented in each of the current and comparative periods as net income from discontinued operations. The Company’s continuing operations consist of its RT Solutions and IT Solutions segments, which are conducted though the Company’s dsIT Solutions Ltd. subsidiary.

The Company reported a net loss of $6.1 million for the year ended December 31, 2006, as compared with a net loss of $1.3 million for the year ended December 31, 2005.

In 2006 sales decreased marginally as compared with 2005. Gross profit increased in 2006 by $112,000, or 9%, primarily due to an increase in gross profit of the RT Solutions segment, which more than offset the decrease in gross profits from our IT Solutions segment. The increase in gross profit in our RT Solutions segment was primarily attributable to a number of specific projects with particularly high profit margins, which offset the decrease in sales. The decrease in gross profit in our IT Solutions segment was attributable to a combination of reduced sales and a reduced gross margin.

Research and development expenses increased by $271,000, which was primarily attributable to an increase in development costs associated with our OncoProTM solution package in our IT Solutions segment.

SMG&A increased in 2006 by approximately $1.2 million or 34%. This increase is entirely attributable to the $1.2 million of stock-compensation expense that is included in SMG&A which we recorded as a result of our adoption of FAS 123(R) in 2006. Excluding the stock-compensation expense, our corporate SMG&A increased only marginally in 2006 compared with 2005 while the SMG&A of our dsIT Solutions subsidiary decreased by a similar amount in 2006 as compared with 2005. The increase in taxes on income in 2006 was due to the increase in a tax provision with respect to a transaction in a previous year.

The Company’s share of Comverge's net loss in 2006 was $210,000, all of which related to Comverge’s operations in the first quarter of 2006. In the first quarter of 2006, the carrying value of our investment in Comverge's common stock and preferred stock was reduced to zero. As such, Comverge has had no effect on our results since the first quarter of 2006.

In the third quarter of 2006, we acquired a 23% interest in Paketeria and increased our investment in the fourth quarter of 2006 to approximately 33%. Our share of Paketeria’s net losses plus amortization of the purchase price allocated to intangibles during the period since our acquisition and FAS 123(R) stock compensation expense connected with our investment was $424,000.

- Continued -

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

Exhibit 99.1

ACFN ANNOUNCES YEAR END RESULTS	PAGE TWO

The results for 2005 include the condensed results of Databit as well as the condensed results of the Company’s outsourcing consulting services business in Israel, which was sold in August 2005. The decrease in net income from discontinued operations in 2006 as compared with 2005 was primarily due to the inclusion in 2005 of the results of the outsourcing consulting services business. The loss on sale of discontinued operation resulted from the sale of our Databit computer hardware company and the contract settlement with our former CEO during the first quarter of 2006.

About Acorn Factor:

Acorn Factor, Inc., formerly Data Systems & Software Inc., is a holding company which currently maintains an equity position in Comverge, Inc. - a leading provider of clean energy solutions that enhance grid reliability and enable electric utilities to increase available electric capacity. ACFN also owns an interest in Paketeria GmbH and a controlling position in dsIT. Additional information about Acorn Factor and its subsidiary and equity affiliates is available at www.acornfactor.com, www.dsit.co.il, www.comverge.com and www.paketeria.de .

- Continued -

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

Exhibit 99.1

ACFN ANNOUNCES YEAR END RESULTS	PAGE THREE

- Continued -

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

Exhibit 99.1

ACFN ANNOUNCES YEAR END RESULTS	PAGE FOUR

# # #
3/30/07

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

Exhibit 99.2

NEWS

CONTACT:	Terri MacInnis, Dir. of Investor Relations
Bibicoff & Associates, Inc. 818.379.8500
terrimac@bibicoff.com

Acorn Factor Equity Affiliate Comverge, Inc. Launches Initial Public Offering

MAHWAH, NJ, MAR. 27, 2007 - Acorn Factor, Inc. (OTCBB: ACFN) announced today that its equity affiliate, Comverge Inc., a leading provider of clean energy solutions, has commenced distribution of preliminary prospectuses in anticipation of an initial public offering (“IPO”) of 4,687,500 of its common shares. This offering represents an approximate 28% interest in Comverge. The offering is being made pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission. Certain selling shareholders will also grant the underwriters a 30-day option to purchase up to 703,125 additional shares of common stock. Comverge has applied for listing of the shares of common stock proposed to be issued and sold in the IPO on the Nasdaq Global Market under the symbol “COMV.”

The underwriters of the offering will be Citigroup Global Markets Inc., sole book-running manager of the offering, and Cowen and Company, LLC, RBC Capital Markets Corporation and Pacific Growth Equities, LLC as co-managers. The offering will be made only by means of a prospectus. A copy of the preliminary prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, N.Y., 11220, (718) 765-6732, fax (718) 765-6734.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Comverge

Comverge is a leading provider of clean energy solutions that enhance grid reliability and enable utilities to increase available electric capacity during periods of peak energy demand on a more cost-effective basis than conventional alternatives.

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, statements regarding the business strategy, plans and objectives of Comverge. Although Comverge believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The actual results for Comverge could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including market conditions and other risks typically associated with securities offerings. In particular, the forward-looking statements of Comverge are subject to the risks and uncertainties discussed in Comverge's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Comverge does not assume a duty to update these forward-looking statements.

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

Exhibit 99.2

About Acorn Factor

Acorn Factor, Inc., formerly Data Systems & Software Inc., is a holding company which currently maintains an equity position in Comverge, Inc. - a leading provider of clean energy solutions that enhance grid reliability and enable electric utilities to increase available electric capacity. ACFN also owns an interest in Paketeria GmbH and a controlling position in dsIT. Additional information about Acorn Factor and its subsidiary and equity affiliates is available at www.acornfactor.com, www.dsit.co.il, www.comverge.com and www.paketeria.de .

# # #

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 2007

ACORN FACTOR, INC.
(Exact name of Registrants as Specified in their Charters)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Route 17, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrants' telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On March 30, 2007, Acorn Factor, Inc. (the “Company”) conducted an initial closing of a private placement of 10% Convertible Redeemable Subordinated Debentures due March 2011 (the “Debentures”).

At the initial closing the Company issued $4,281,000 principal amount of the Debentures, at par, and received gross proceeds in such amount.

From the date of issuance of the Debentures to and including, the first anniversary of the initial closing, 50% of the outstanding principal amount of the Debentures is convertible into shares of the Company’s Common Stock at a price of $3.80 per share. Following the first anniversary of the initial closing, the Debentures are convertible up to the entire principal amount then outstanding.

By the terms of the offering, each subscriber, in addition to the Debentures, received a warrant exercisable for the purchase of a number of shares equal to 25% of the principal amount of the Debentures purchased by such subscriber, divided by the conversion price of $3.80, resulting in the issuance at the initial closing of Warrants to purchase 281,656 shares. The Warrants are exercisable for shares of the Company’s Common Stock for five years at an exercise price of $4.50 per share and are callable by the Company in certain circumstances.

Under the terms of the Debentures, provided that a registration statement covering the resale by the investors in the placement of the shares underlying the Debentures and Warrants is effective, the Company may redeem the outstanding principal amount of the Debentures, at par, in whole or in part, with accrued interest through the date of redemption.

The Debentures bear interest at the rate of 10% per annum, payable quarterly. If the Company fails to redeem at least 50% of the total outstanding principal amount of the Debentures, together with interest accrued thereon, by the first anniversary of the initial closing, the annual rate of interest payable on the Debentures will be increased to 12%.

In connection with the offering, the Company retained a registered broker-dealer to serve as placement agent. According to the terms of the agreement, the placement agent is entitled to receive a 7% selling commission, 3% management fee, and 2% non-accountable expense allowance, out of the gross proceeds of the offering. In addition, the placement agent is entitled to warrants on substantially the same terms as those issued to the subscribers, exercisable for the purchase of the number of shares equal to 10% of the total principal amount of the Debentures sold, divided by the conversion price of $3.80. Out of the gross proceeds received at the initial closing, the Company paid the placement agent commissions and expenses of $513,720 and issued to the placement agent warrants to purchase 112,658 shares of Common Stock.

Under the terms of the offering, the Company may raise gross proceeds of up to an aggregate of $6,900,000 from the sale of Debentures in the placement. (including the Debentures issued at the initial closing). The offering commenced on March 8, 2007 and is expected to terminate on or before April 16, 2007.

Under the terms of the offering, the Company is required to file a registration statement covering the shares of Common Stock underlying the Debentures and the Warrants within 30 days of the filing of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2006. If the registration statement is not declared effective within 120 days of the date of such filing, the Company will be required to pay liquidated damages to the subscribers equal to 1.0% of the total amount invested, prprated on a daily basis, for each 30 day period that the registration statement is not effective, up to an aggregate of 11.25%.

The issuance and sale of the Common Stock and Warrants was made to accredited investors in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). As such, the securities sold in the offering and/or issuable upon the conversion or exercise thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. No form of general solicitation or general advertising was conducted in connection with offering. Each of the the securities sold in the offering and/or issuable upon the conversion or exercise thereof will contain restrictive legends preventing the sale, transfer or other disposition of such securities, unless registered under the Securities Act.

In connection with the initial closing, the Company issued the press release annexed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1        Press Release dated April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of April 2007.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name:	Sheldon Krause
Title:	Secretary and General Counsel

NEWS

CONTACT:	Terri MacInnis, Dir. of Investor Relations
Bibicoff & Associates, Inc. 818.379.8500
terrimac@bibicoff.com

ACORN FACTOR, INC.

COMPLETES INITIAL CLOSING OF PRIVATE PLACEMENT

Mahwah, New Jersey - April 2, 2007-- ACORN FACTOR, INC. (OTCBB: ACFN) today announced that it has completed an initial closing of a private placement of its 10% Convertible Redeemable Subordinated Debentures due March 2011. At the initial closing the Company issued $4,281,000 principal amount of the Debentures, at par, and received gross proceeds in such amount.

From the date of issuance of the Debentures, to and including, the first anniversary of the initial closing, 50% of the outstanding principal amount of the Debentures shall be convertible into shares of the Company’s Common Stock at a price of $3.80 per share. Following the first anniversary of the initial closing, the Debentures shall be convertible up to the entire principal amount then outstanding.

By the terms of the offering each subscriber, in addition to the Debentures, received a warrant exercisable for the purchase of a number of shares equal to the 25% of the principal amount of the Debentures purchased divided by the conversion price of $3.80, resulting in the issuance at the initial closing of Warrants to purchase 281,656 shares. The Warrants are exercisable for shares of the Company’s Common Stock for five years at an exercise price of $4.50 per share and are callable by the Company in certain circumstances.

Under the terms of the Debentures, provided that a registration statement covering the resale by the subscribers of the shares underlying the Debentures and Warrants is effective, the Company may redeem the outstanding principal amount of the Debentures, at par, in whole or in part, with accrued interest through the date of redemption.

The Debentures bear interest at the rate of 10% per annum, payable quarterly. If the Company fails to redeem at least 50% of the total outstanding principal amount of the Debentures, and the interest accrued thereon, by the first anniversary of the initial closing, the annual rate of interest payable on the Debentures will be increased to 12%.

In connection with the offering, the Company retained a registered broker-dealer to serve as placement agent. Out of the gross proceeds received at the initial closing, the Company paid the placement agent commissions and expenses of $513,720. In addition, the Company issued to the placement agent warrants to purchase 112,658 shares of Common Stock on substantially the same terms as those issued to the subscribers.

Under the terms of the offering, the Company may raise gross proceeds of up to an aggregate of $6,900,000 from the sale of Debentures in the placement. (including the Debentures issued at the initial closing). The offering commenced on March 8, 2007 and is expected to terminate on or before April 16, 2007.

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

The securities issued and issuable in the offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of any such state.

About Acorn Factor:

Acorn Factor, Inc., formerly Data Systems & Software Inc., is a holding company which currently maintains an equity position in Comverge, Inc. - a leading provider of clean energy solutions that enhance grid reliability and enable electric utilities to increase available electric capacity. ACFN also owns an interest in Paketeria GmbH and a controlling position in dsIT. Additional information about Acorn Factor and its subsidiary and equity affiliates is available at www.acornfactor.com, www.dsit.co.il, www.comverge.com and www.paketeria.de

# # #
4/12/07

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 11, 2007

ACORN FACTOR, INC.
(Exact name of Registrants as Specified in their Charters)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Route 17, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrants' telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On April 11, 2007, Acorn Factor, Inc. (the “Company”) completed the second and final closing of its previously announced private placement of 10% Convertible Redeemable Subordinated Debentures due March 2011.

At the final closing the Company issued $2,605,000 principal amount of the Debentures, at par, and received gross proceeds in the same amount. This brings the aggregate principal amount of Debentures issued in the offering, and gross proceeds raised, to approximately $6.9 million.

From the date of issuance of the Debentures through the first anniversary of the initial closing, 50% of the outstanding principal amount of the Debentures is convertible into shares of the Company’s Common Stock at a price of $3.80 per share. Following the first anniversary of the initial closing, the Debentures will be convertible up to the entire principal amount then outstanding.

In addition to the Debentures, at the final closing subscribers received a warrant exercisable for the purchase of a number of shares equal to 25% of the principal amount of the Debentures purchased divided by the conversion price of $3.80, resulting in the issuance at the final closing of Warrants to purchase 171,391 shares. The Warrants are exercisable for shares of the Company’s Common Stock for five years at an exercise price of $4.50 per share and are callable by the Company in certain circumstances. Warrants to issue an aggregate of 453,047 shares of Common Stock were issued to subscribers in the offering.

Provided that a registration statement covering the resale by the subscribers of the shares underlying the Debentures and Warrants is effective, the Company may redeem the outstanding principal amount of the Debentures, at par, in whole or in part, with accrued interest through the date of redemption.

The Debentures bear interest at the rate of 10% per annum, payable quarterly. If the Company fails to redeem at least 50% of the total outstanding principal amount of the Debentures, plus accrued interest, by the first anniversary of the initial closing, the annual rate of interest payable on the Debentures will be increased to 12%.

First Montauk Securities Corp. served as placement agent for the offering. Out of the gross proceeds received at the final closing, the Company paid the placement agent commissions and expenses of approximately $325,100. In addition, in connection with the final closing, the Company issued to the placement agent warrants to purchase an additional 68,553 shares of Common Stock on the same terms as those issued to the subscribers. The total of placement agent commissions and expenses paid in connection with the offering was $863,795 and the total number of warrants issued to the placement agent was 181,211.

The issuance and sale of the Common Stock and Warrants was made to accredited investors in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). As such, the securities sold in the offering and/or issuable upon the conversion or exercise thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. No form of general solicitation or general advertising was conducted in connection with offering. Each of the the securities sold in the offering and/or issuable upon the conversion or exercise thereof will contain restrictive legends preventing the sale, transfer or other disposition of such securities, unless registered under the Securities Act.

In connection with the initial closing, the Company issued the press release annexed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1        Press Release dated April 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of April 2007.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name:	Sheldon Krause
Title:	Secretary and General Counsel

Exhibit 99.1

NEWS

CONTACT:	Terri MacInnis, Dir. of Investor Relations
Bibicoff & Associates, Inc. 818.379.8500
terrimac@bibicoff.com

ACORN FACTOR, INC.
COMPLETES $6.9 MILLION PRIVATE PLACEMENT

MAHWAH, NJ, - APRIL 12, 2007-- ACORN FACTOR, INC. (OTCBB: ACFN) today announced that it has completed the second and final closing of its previously announced private placement of 10% Convertible Redeemable Subordinated Debentures due March 2011. At the final closing the Company issued $2,605,000 principal amount of the Debentures, at par, and received gross proceeds in the same amount. This brings the aggregate principal amount of Debentures issued in the offering, and gross proceeds raised, to approximately $6.9 million.

From the date of issuance of the Debentures through the first anniversary of the initial closing, 50% of the outstanding principal amount of the Debentures is convertible into shares of the Company’s Common Stock at a price of $3.80 per share. Following the first anniversary of the initial closing, if the Debentures have not been redeemed, the Debentures will be convertible up to the entire principal amount then outstanding.

In addition to the Debentures, at the final closing subscribers received a warrant exercisable for the purchase of a number of shares equal to the 25% of the principal amount of the Debentures purchased divided by the conversion price of $3.80, resulting in the issuance at the final closing of Warrants to purchase 171,391 shares. The Warrants are exercisable for shares of the Company’s Common Stock for five years at an exercise price of $4.50 per share and are callable by the Company in certain circumstances. Warrants to issue an aggregate of 453,047 shares of Common Stock were issued to subscribers in the offering.

Provided that a registration statement covering the resale by the subscribers of the shares underlying the Debentures and Warrants is effective, the Company may redeem the outstanding principal amount of the Debentures, at par, in whole or in part, with accrued interest through the date of redemption.

The Debentures bear interest at the rate of 10% per annum, payable quarterly. If the Company fails to redeem at least 50% of the total outstanding principal amount of the Debentures, plus accrued interest, by the first anniversary of the initial closing, the annual rate of interest payable on the Debentures will be increased to 12%.

John A. Moore, CEO, said that, “We are now focusing the company’s attention on attractive acquisition candidates in the energy conservation and power intelligence space. This financing provides the working capital and funds necessary to aggressively pursue our business strategy.”

- Continued -

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

ACFN COMPLETES $6.9 MILLION PLACEMENT	PAGE TWO

First Montauk Securities Corp. served as placement agent for the offering. Out of the gross proceeds received at the final closing, the Company paid the placement agent commissions and expenses of approximately $325,100. In addition, in connection with the final closing, the Company issued to the placement agent warrants to purchase an additional 68,553 shares of Common Stock on substantially the same terms as those issued to the subscribers. The total of placement agent commissions and expenses paid in connection with the offering was $863,795 and the total number of warrants issued to the placement agent was 181,211.

The securities issued and issuable in the offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of any such state.

About Acorn Factor:

Acorn Factor, Inc., formerly Data Systems & Software Inc., is a holding company which currently maintains an equity position in Comverge, Inc. - a leading provider of clean energy solutions that enhance grid reliability and enable electric utilities to increase available electric capacity. ACFN also owns an interest in Paketeria GmbH and a controlling position in dsIT. Additional information about Acorn Factor and its subsidiary and equity affiliates is available at www.acornfactor.com , www.dsit.co.il , www.comverge.com and www.paketeria.de .

# # #
4/12/07

TEL: 818.379.8500      FAX: 818. 379.4747      ADDRESS: 15165 Ventura Blvd., #425, Sherman Oaks, CA 91403